UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) (OR) (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              FOSTER WHEELER LTD.
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             (Exact name of registrant as specified in its charter)

                   Bermuda                  22-3802649
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey               08809-4000
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     (Address of principal executive offices)                    (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each class                               Name of each exchange on which
               to be so registered                               each class is to be registered

Common shares of par value $1.00 per                   New York Stock Exchange
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Share (including associated rights to purchase
--------------------------------------------------     ---------------------------------------------------------

preferred shares)
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

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities  Act  registration  statement file number to which this form relates:
333-52468 (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

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                                (Title of class)

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                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

          Foster Wheeler Ltd. is the successor issuer to Foster Wheeler Corporation pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended. As such, the common shares and associated rights referred to above were deemed to be registered under the Exchange Act when issued. This filing is a technical filing undertaken to comply with the requirements of the Commission's EDGAR system.

          The description of Foster Wheeler Ltd.'s common shares is incorporated by reference to Foster Wheeler's Ltd.'s current report on Form 8-K filed on April 12, 2002. The description of Foster Wheeler Ltd.'s preferred share purchase rights is incorporated by reference to Foster Wheeler's Ltd.'s current report on Form 8-K filed on May 25, 2001.

Item 2.

The following exhibits are incorporated herein by reference.


Exhibits No.                  Description
-----------                   -----------

4.1 Rights Agreement dated as of May 21, 2001 between Foster Wheeler Ltd. And Mellon Investor Services LLC, as Rights Agent, which includes the Form of Certificate and Summary of Rights to Purchase Preferred Shares (previously filed as exhibit 4.1 to Foster Wheeler's Ltd.'s current report on Form 8-K filed on May 25, 2001).


4.2 Form of specimen share certificate for Foster Wheeler Ltd.'s common shares (previously filed as exhibit 4.2 to Foster Wheeler Ltd.'s current report on Form 8-K filed on May 25, 2001).


                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

          (Registrant)  Foster Wheeler Ltd.
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Date   April 26, 2002
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By   /s/ Thomas R. O'Brien, Esq.
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         General Counsel and Senior Vice President